UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): August 14, 2008

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada	T5J 1W8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Pursuant to a subscription agreement dated August 14, 2008, we closed a private placement (the “First Tranche”) to one investor (the “Subscriber”) of an aggregate of 10,638,297 units (“Units”) at a price of US$0.47 per Unit, for total gross proceeds of US$5,000,000. Each Unit is comprised of one (1) common share (“Common Share”), one (1) Common Share purchase warrant (“Whole Warrant”) and 0.188000015 of one Common Share purchase warrant (“Additional Fractional Warrant”). Each Whole Warrant entitles the holder to purchase one (1) Common Share at a price of US$0.71 per Common Share for a period of three years from the date of closing. Each Additional Fractional Warrant entitles the holder to purchase 0.188000015 of one Common Share at a price of US$0.95 for a period of three years from the date of closing. The Whole Warrants and the Additional Fractional Warrants expire on August 14, 2008. The units were issued pursuant to Regulation S under the Securities Act of 1933, as amended.

In connection with the First Tranche, the Subscriber has agreed to purchase additional securities of the Company (the “Second Tranche”) for gross proceeds of another US$5,000,000. Such securities are expected to consist of units that will be substantially similar to the Units above, except that the purchase price of the securities to be issued in the Second Tranche is expected to be the lesser of (i) US$0.75 per unit and (ii) the 30-day volume weighted average closing trading price of Deep Well’s Common Shares, measured as of the close of trading on October 30, 2008, less a 10% discount; provided that the purchase price for such securities shall not be less than US$0.40 per unit. Each full warrant issued as part of the Second Tranche is expected to be exercisable at a price that is 1.5 times the price at which the units will be issued in the Second Tranche, and each additional fractional warrant is expected to be exercisable at a price per whole Common Share that is 2 times the price at which the units will be issued in the Second Tranche.

The foregoing summary is qualified in its entirety by the terms of the Subscription Agreements, Whole Warrants and Additional Fractional Warrants, which is filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

The Company issued a press release on August 15, 2008 announcing this private placement, which is filed herewith as Exhibit 99.1.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
4.1	Form of Subscription Agreement for private placement of units dated August 14, 2008, filed herewith.
4.2	Form of Warrant dated August 14, 2008, filed herewith.
4.3	Form of Additional Fractional Warrant dated August 14, 2008, filed herewith.
4.4	Form of Subscription Agreement for private placement of units, closing on October 31, 2008, filed herewith.
99.1	Press Release dated August 15, 2008, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 15, 2008	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO